FIRST AMENDMENT TO PURCHASE AGREEMENT

         THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "Amendment") is made and entered into as of the 17th day of December, 1999, by and among Ferrellgas Partners, L.P., a Delaware limited partnership ("Purchaser"), Ferrellgas, L.P., a Delaware limited partnership ("Subsidiary OLP"), and Williams Natural Gas Liquids, Inc., a Delaware corporation ("Seller").

                              W I T N E S S E T H:

         WHEREAS, Purchaser, Subsidiary OLP and Seller have entered into that certain Purchase Agreement dated as of November 7, 1999 (the "Purchase Agreement"); and

         WHEREAS, Purchaser, Subsidiary OLP and Seller desire to amend the Purchase Agreement as set forth in this Amendment;

         WHEREAS, pursuant to Section 9.3 of the Purchase Agreement, the Purchase Agreement may be amended in writing by the parties thereto;

         NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:



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                                     ARTICLE

1 AMENDMENTS TO THE PURCHASE AGREEMENT 1.1 SECTION Amendment to the Preamble to the Purchase Agreement .

         The Preamble to the Purchase Agreement is hereby amended by deleting the parenthetical "("Agreement")" in its entirety and inserting in lieu thereof the parenthetical "(as amended, the "Agreement")".

1.1      SECTION Amendment to Article IV of the Purchase Agreement .

         Article IV of the Purchase Agreement is hereby amended by adding the following section:

         "SECTION 4.13     Audit.

                  At Purchaser's request, Seller has engaged Ernst & Young L.L.P. to perform an audit of the Company's financial records for the nine months ended September 30, 1999, and for the years ended December 31, 1998 and December 31, 1997, and prepare financial statements whose format will comply with the requirements of the Securities and Exchange Commission. Purchaser agrees to pay the cost of the audit, including audit fees and expenses, up to $300,000; provided, however, that if Purchaser requests Ernst & Young L.L.P. to deviate in any substantial manner from the scope of the audit as set forth in Annex A hereto, Purchaser shall bear any incremental costs, even if the cost of the audit exceeds $300,000. The cost of such audit, including audit fees and expenses but excluding any incremental costs of the audit resulting from any deviation in the scope of the audit as set forth in Annex A hereto, above $300,000 will be borne by Seller. In connection with the Company's audit, Seller agrees to use its reasonable best efforts to execute a Management Representation Letter to be delivered to Ernst & Young L.L.P."

1.1      SECTION Amendment to Section 5.1(e) of the Purchase Agreement .

         Section 5.1(e) of the Purchase Agreement is hereby amended by deleting the number "$120,230,000" in the second line thereof and inserting in lieu thereof the number "$118,426,550".

1.1      SECTION Amendment to Section 5.1(f) of the Purchase Agreement .

         Section 5.1(f) of the Purchase Agreement is hereby amended and restated to read as follows:

                  "(f) Purchaser shall have received a certificate from an authorized officer of Seller, dated the Closing Date, to the effect that the conditions set forth in Sections 5.1(c), (d), (e) and (h) have been satisfied by Seller; and"

1.1      SECTION Amendment to Section 5.2(e) of the Purchase Agreement .

         Section 5.2(e) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(e) Seller shall have received a certificate from an authorized officer of the General Partner with respect to Purchaser, dated the Closing Date, to the effect that the conditions set forth in Sections 5.2(c), (d), and (j) have been satisfied by Purchaser."

1.1      SECTION Amendment to Section 7.2(a)(ii) of the Purchase Agreement .

         Section 7.2(a)(ii) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(ii) a breach of any  representation or warranty contained in
         Article II of this Agreement or in Section 5 of the Representations Agreement (the "Representations Agreement") dated as of December 17, 1999, by and among Seller, Purchaser, Subsidiary OLP and the General Partner,"

1.1      SECTION Amendment to Section 7.2(a)(iii) of the Purchase Agreement .

         Section 7.2(a)(iii) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(iii)   a breach of any  agreement  or  covenant  of Seller
set forth in this  Agreement  or in the  Representations
         Agreement,"

1.1      SECTION Amendment to Section 7.2(a) of the Purchase Agreement .

         The last sentence in Section 7.2(a) of the Purchase Agreement shall be amended and restated to read as follows:

                  "Purchaser agrees that, except as provided in Section 7.5, the indemnification provided in this Section 7.2 is the exclusive remedy for money damages for a breach by Seller of any representation or warranty contained in Article II of this Agreement or in Section 5 of the Representations Agreement, any covenant contained in Article IV of this Agreement and Section 5 of the Representations Agreement and with respect to any of the transactions contemplated in this Agreement or in the Representations Agreement."

1.1      SECTION Amendment to Section 7.2(b) of the Purchase Agreement .

         The preamble of Section 7.2(b) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(b) Seller's obligations to indemnify Purchaser Indemnitees pursuant to clause (ii) of Section 7.2(a) hereof with respect to a breach of a representation or warranty contained in this Agreement and in the Representations Agreement are subject to the following limitations:"

1.1      SECTION Amendment to Section 7.2(b)(i) of the Purchase Agreement .

         The first clause of Section 7.2(b)(i) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(i) Except with respect to a breach of the representations and warranties set forth in Sections 2.2, 2.4, 2.8, 2.12 and 2.20 of this Agreement, Sections 5(d)(i), 5(d)(iv), 5(d)(v) and 5(d)(vii) of the Representations Agreement and any claim based on fraud."

1.1      SECTION Amendment to Section 7.3(a)(ii) of the Purchase Agreement .

         Section 7.3(a)(ii) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(ii)    a breach of any  representation  or warranty
contained in Article III of this Agreement or Section 1 of the Representations Agreement,"

1.1      SECTION Amendment to Section 7.3(a)(iv) of the Purchase Agreement .

         Section 7.3(a)(iv) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(ii)    a breach of any agreement or covenant of Purchaser in
 this Agreement or in the Representations Agreement."

1.1      SECTION Amendment to Section 7.3(a) of the Purchase Agreement .

         The last sentence of Section 7.3(a) of the Purchase Agreement shall be amended and restated to read as follows:

                  "Seller  agrees  that  the  indemnification  provided  in this
         Section 7.3 is the exclusive remedy for money damages for a breach by Purchaser, the Subsidiary OLP or the General Partner of any representation or warranty contained in Article III of this Agreement and Section 1 of the Representations Agreement, any covenant contained in Article IV of this Agreement and Section 3 of the Representations Agreement and with respect to any transactions contemplated in this Agreement and in the Representations Agreement."

1.1 SECTION Amendment to the Preamble of Section 7.3(b) of the Purchase Agreement .

         The preamble of Section 7.3(b) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(b) Purchaser's obligations to indemnify Seller Indemnitees pursuant to clause (ii) of Section 7.3(a) hereof with respect to a breach of a representation or warranty contained in this Agreement or in the Representations Agreement are subject to the following limitations:"

1.1      SECTION Amendment to Section 7.3(b)(i) of the Purchase Agreement .

         The first clause of Section 7.3(b)(i) of the Purchase Agreement shall be amended and restated to read as follows:

                  "(i) Except with respect to a breach of the representations and warranties set forth in Section 3.9 of this Agreement, Sections 1(c), 1(j) and 1(m) of the Representations Agreement and any claim based on fraud,"

1.1      SECTION Amendment to Section 9.3 of the Purchase Agreement .

         The first sentence of Section 9.3 of the Purchase Agreement shall be amended and restated to read as follows:

                  "This Agreement and the Representations Agreement dated as of the Closing Date constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated by this Agreement or the Representations Agreement."

1.1      SECTION Amendment to Exhibit A to the Purchase Agreement .

         The first bullet point under the section of Exhibit A to the Purchase Agreement entitled "Other Features- Material Event" shall be amended and restated as follows:

         "o if the closing price for Common Units (on the New York Stock Exchange) is below $7.50, as appropriately adjusted for unit splits, combinations, etc., for 10 consecutive trading days;"



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                                     ARTICLE

                              1 GENERAL PROVISIONS
1.1      SECTION Full Force and Effect .

         Except as expressly amended hereby, the Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof.

1.1      SECTION Other Provisions .

         Article IX of the Purchase Agreement shall apply to this Amendment and be incorporated herein with the same force and effect as if its provisions were reprinted as part of this Amendment.



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         EXECUTED as of the date first written above.

NYC:71920.3
WILLIAMS NATURAL GAS LIQUIDS, INC.


By:
Name:
Title:


FERRELLGAS PARTNERS, L.P.
By: Ferrellgas Inc., its general partner



By:
Name:
Title:


FERRELLGAS, L.P.
By: Ferrellgas, Inc., its general partner



By:
Name:
Title: